Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following:

(1)	Registration Statement (Form S-8 No.333-188545, and 333-218750) pertaining to the Amended and Restated 2013 Equity Incentive Plan of Armada Hoffler Properties, Inc., and

(2)	Registration Statements (Forms S-3 No. 333-204063, 333-214176, and 333-216795) of Armada Hoffler Properties, Inc.;
of our report dated February 23, 2018, with respect to the consolidated financial statements and schedule of Armada Hoffler Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Tysons, Virginia
February 23, 2018